UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2026

AMERICAN BATTERY MATERIALS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41594	22-3956444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Putnam Ave., Suite 400
Greenwich, Connecticut	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 998-7962

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BLTH	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

American Battery Materials Inc. (the “Company”)

September 1, 2026

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2026, Justin Vorwerk notified the Board of Directors (the “Board”) of American Battery Materials Inc. (the “Company”) of his decision to resign as a member of the Board, effective August 28, 2026. Justin Vorwerk’s resignation was solely due to time constraints and other professional commitments, and was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company and Justin Vorwerk parted on amicable terms, and the Board expressed its appreciation for his service and contributions during his tenure. The remaining members of the Board will continue to discharge the Board’s responsibilities in accordance with the Company’s governing documents and applicable law.

Item 8.01 Other Events.

On or about August 28, 2026, the Company completed the annual maintenance and renewal of its portfolio of seven hundred forty-three (743) mining claims administered by the United States Department of the Interior, Bureau of Land Management (“BLM”). The claims have been maintained in good standing for a period of one year through payment of the applicable annual maintenance fees in accordance with applicable federal law and BLM regulations. As a result of the timely payment of such annual maintenance fees, the Company’s 743 mining claims remain valid and in good standing with the BLM for the ensuing one-year maintenance period.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY MATERIALS INC.

Date: September 1, 2026	By:	/s/ David E. Graber
David E. Graber
Chief Executive Officer

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